Exhibit 99.2

On September 17, 2009, Boston Private Financial Holdings, Inc. (“Boston Private”) completed the sale of its Florida based private bank affiliate Gibraltar Private Bank and Trust Company (“Gibraltar”) to private investors for $93.0 million.

The following unaudited pro forma condensed combined consolidated Boston Private Balance Sheet as of June 30, 2009 has been prepared as if the transaction described above had occurred on June 30, 2009. The following unaudited pro forma Boston Private Consolidated Statements of Operations for the six months ended June 30, 2009 and the year ended December 31, 2008 have been prepared as if the transaction described above had occurred on January 1, 2008.

The following unaudited pro forma condensed combined consolidated financial statements do not include the effects of the sale of Boston Private Value Investors, Inc. or Sand Hill Advisors LLC which were announced in the first quarter of 2009 as well as the sale of RINET Company, LLC which was announced in the third quarter of 2009. These transactions were not included as the impact was not considered to be material.

The unaudited pro forma condensed combined consolidated financial statements have been prepared by the management of Boston Private for illustrative purposes only and are not necessarily indicative of the condensed consolidated financial position or results of operations in future periods or the results that actually would have been realized had Boston Private completed this transaction during the specified periods. The pro forma adjustments are based on the information available at the time of the preparation of this document. The unaudited pro forma condensed combined consolidated financial statements, including the notes thereto, are qualified in their entirety by reference to, and should be read in conjunction with Boston Private’s historical consolidated financial statements included in its Annual Report on Form 10-K for its year ended December 31, 2008 and in its Form 10-Q as of and for the three and six month periods ending June 30, 2009.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

OF BOSTON PRIVATE AND THE DISPOSITION OF GIBRALTAR PRIVATE BANK

As of June 30, 2009

(Dollars in Thousands)	As Reported	Less: Gibraltar	Pro Forma Adjustments	Eliminations & Other	Ref.(s) (Note x)	Pro Forma
Assets
Cash and cash equivalents	$496,074	$129,220	$93,000	$5,096	1,4	$464,950
Investment Securities & other interest bearing certificates of deposit	768,614	50,482				718,132
Loans held for sale	39,439	4,068				35,371
OREO and other repossessed assets	17,059	3,912				13,147
Total Loans	5,549,917	1,319,700				4,230,217
Less: allowance for loan losses	101,414	30,412				71,002

Net Loans	5,448,503	1,289,288				4,159,215
Stock in Federal Home Loan Banks and Banker's Bank	59,318	11,828				47,490
Premises and equipment, net	35,556	4,222				31,334
Goodwill and Intangible Assets, net	168,064	16,906				151,158
Other assets	228,027	11,583	(127,304)	128,410	1,2,3,5,6	217,550

Total assets	$7,260,654	$1,521,509	$(34,304)	$133,506		$5,838,347

Liabilities
Deposits	$5,257,587	$1,198,492		$5,096	4	$4,064,191
Total Borrowings	1,205,883	190,479				1,015,404
Other Liabilities	97,792	7,128	2,500		5	93,164

Total liabilities	6,561,262	1,396,099	2,500	5,096		5,172,759

Redeemable Noncontrolling Interests	51,357	—				51,357

Total Company's stockholders' equity	644,535	125,410	(36,804)	128,410	2,3,5,6,7	610,731

Noncontrolling interests	3,500	—				3,500

Total stockholders' equity	648,035	125,410	(36,804)	128,410		614,231

Total liabilities, redeemable noncontrolling interests and stockholders' equity	$7,260,654	$1,521,509	$(34,304)	$133,506		$5,838,347

The accompanying Notes to the Unaudited Pro Forma Condensed Combined Financial

Statements are an integral part of these financial statements

Notes to the unaudited pro forma Boston Private Balance Sheet

The following pro forma adjustments are incorporated into the unaudited pro forma consolidated balance sheet as of June 30, 2009.

1.	$93.0 million of cash was received by Boston Private for the sale of Gibraltar.

2.	Boston Private will record an estimated loss of $35.4 million on the sale which represents the difference between the book value of Gibraltar at June 30, 2009, adjusted for an additional $3.0 million capital contribution by Boston Private to Gibraltar in the third quarter of 2009. The actual loss will depend on Gibraltar's financial results though the closing date.

3.	Boston Private’s investment in Gibraltar of approximately $128.4 million at June 30, 2009, including the $3.0 million capital contribution in the third quarter of 2009 and Gibraltar’s equity for the same amount will be eliminated.

4.	The elimination entry previously recorded for the money market account of Boston Private at Gibraltar for $5.1 million has been reversed.

5.	An accrual for estimated transaction costs for approximately $2.5 million has been recorded.

6.	A tax benefit for $1.4 million has been recorded in consolisdated tax expense related to the Gibraltar transaction.

7.	Boston Private estimates that the majority of the tax loss on the disposition of Gibraltar will be of a capital nature for tax purposes. Based upon Boston Private’s analysis, it has been determined that any capital loss tax benefit and corresponding deferred tax asset would be required to be fully reserved. Accordingly, it is currently estimated that there will be no tax benefit related to the loss on the disposition of Gibraltar.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

OF BOSTON PRIVATE AND THE DISPOSITION OF GIBRALTAR PRIVATE BANK

	Six Months Ended
	June 30, 2009

			Pro forma
(Dollars in thousands, except share amounts)	Historical	Gibraltar	Adjustments		Pro forma

Interest and dividend income:
Loans	$154,600	$(38,974)	$—		$115,626
Other Interest and dividend income	15,786	(910)	750	1,2	15,626

Total interest and dividend income	170,386	(39,884)	750		131,252

Interest expense:
Deposits	44,190	(13,399)			30,791
Other interest expense	24,777	(3,847)	—		20,930

Total interest expense	68,967	(17,246)	—		51,721

Net interest income	101,419	(22,638)	750		79,531
Provision for loan losses	40,700	(18,644)	—		22,056

Net interest income after provision for loan losses	60,719	(3,994)	750		57,475

Fees and other income:
Investment management and trust fees	57,168	(3,338)	—		53,830
Other fees and income	36,527	(721)	—		35,806

Total fees and other income	93,695	(4,059)	—		89,636

Operating expenses:
Salaries and employee benefits	93,915	(11,562)	—		82,353
Westfield re-equitization awards	—				—
Occupancy and equipment	17,990	(3,652)			14,338
Impairment of goodwill and intangibles	—	—	—		—
Other operating expenses	44,985	(8,309)	—		36,676

Total operating expenses	156,890	(23,523)	—		133,367

(Loss)/income before income taxes	(2,476)	15,470	750		13,744
Income tax (benefit)/ expense	(396)	5,900	(1,106	)3,4	4,398

Net (loss)/income from continuing operations	$(2,080)	$9,570	$1,856		$9,346

Loss per share attributable to the Company's common shareholders:
Loss per share from continuing operations:
Basic and diluted loss per share (5)	$(0.30)				$(0.13)

Average basic and diluted common shares outstanding	66,264,319				66,264,319

Notes to the unaudited pro forma Boston Private Consolidated Statements of Operation for the six months ending June 30, 2009.

(1)	Six months ended June 30, 2009 pro forma interest income earned on $93 million cash received with an effective yield of approximately 1.3%.

(2)	Six months ended June 30, 2009 interest income on inter-company money market account at Gibraltar.

(3)	Tax expense of $0.3 million (effective tax rate of 40%) for the pro forma interest income earned on the $93 million cash received.

(4)	Represents the estimated tax adjustment necessary to reflect the pro forma projected annual effective tax rate on the pro forma income before taxes from continuing operations.

(5)	Net (loss)/gain from continuing operations was adjusted by $(17.8) million to arrive at the net loss attributable to common shareholders for loss per share calculation for the six months ended June 30, 2009.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

OF BOSTON PRIVATE AND THE DISPOSITION OF GIBRALTAR PRIVATE BANK

	Twelve Months Ended
	December 31, 2008

			Pro forma
(Dollars in thousands, except share amounts)	Historical	Gibraltar	Adjustments		Pro forma
	(In thousands, except share data)
Interest and dividend income:
Loans	$339,139	$(88,508)	$—		$250,631
Other interest and dividend income	33,592	(1,675)	1,616	7	33,533

Total interest and dividend income	372,731	(90,183)	1,616		282,548

Interest expense:
Deposits	106,445	(25,034)	—		81,411
Other interest expense	64,279	(14,008)	—		50,271

Total interest expense	170,724	(39,042)	—		131,682

Net interest income	202,007	(51,141)	1,616		152,482

Provision for loan losses	211,474	(14,831)	—		196,643

Net interest loss after provision for loan losses	(9,467)	(36,310)	1,616		(44,161)

Fees and other income:
Investment management and trust fees	154,792	(8,662)	—		146,130
Other fees and income	74,710	(1,078)	—		73,632

Total fees and other income	229,502	(9,740)	—		219,762

Operating expense:
Salaries and employee benefits	202,517	(24,650)	—		177,867
Westfield re-equitization awards	66,000	—	—		66,000
Occupancy and equipment	35,969	(7,160)	—		28,809
Impairment of goodwill and intangibles	286,763	(142,721)	—		144,042
Other operating expenses	86,607	(14,837)	—		71,770

Total operating expense	677,856	(189,368)	—		488,488

Loss before income tax	(457,821)	143,318	1,616		(312,887)
Income tax (benefit)/expense	(69,069)	6,961	646	8	(61,462)

Net loss from continuing operations	$(388,752)	$136,357	$970		$(251,425)

Loss per share attributable to the Company's common shareholders:
Loss per share from continuing operations:
basic and diluted (9)	$(8.87)				$(5.92)
Average basic and diluted common shares outstanding	48,020,964				48,020,964

Notes to the unaudited pro forma Boston Private Consolidated Statements of Operation for the year ended December 31, 2008.

(7)	Twelve months ended December 31, 2008 pro forma interest income earned on $93 million cash received with an effective yield of approximately 1.7%.

(8)	Tax expense of $0.6 million (effective tax rate of 40%) for the pro forma interest income earned on the $93 million cash received.

(9)	Net loss from continuing operations was adjusted by $(33.0) million to arrive at the net loss attributable to common shareholders for loss per share calculation for the twelve months ended December 31,2009.

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